UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025

CAMBIUM NETWORKS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-38952	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Cambium Networks, Inc. 2000 Center Drive, Suite East A401
Hoffman Estates, Illinois		60192
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 345 814-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.0001 par value	CMBM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 12, 2025, Cambium Networks Corporation (“Cambium” or the “Company”) received a partial compliance letter (the “Partial Compliance Letter”) from the Nasdaq Hearings Panel (the “Hearings Panel”) confirming the Company is in compliance with the Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”), although it remains non-compliant with the Nasdaq Listing Rule 5250(c)(1) (the “Periodic Filing Rule”). The Hearings Panel also confirmed that it will maintain jurisdiction over the Company until April 8, 2026.

In addition, per Nasdaq Listing Rule 5815(d)(4)(B), the Company will be subject to a mandatory panel monitor until December 12, 2026. If, within that one-year monitoring period, the Nasdaq staff (the “Staff”) finds the Company again out of compliance with the Minimum Bid Price Rule, the Staff will issue a delist determination letter at that time, leaving the Company with an opportunity to request a new hearing to address the delisting.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Transition

On December 18, 2025, the Company announced the appointment of Mitchell Cohen, as Interim Chief Financial Officer and principal financial officer, effective immediately. As a result of the appointment of Mr. Cohen, John Waldron will immediately step down as acting chief financial officer and principal financial officer. Mr. Waldron will remain with the Company, serving as a senior financial advisor.

Mr. Cohen has extensive public company, private equity, and high-growth/startup financial organization leadership experience spanning various industries, with experience driving transformational financial performance, delivering increases in shareholder value, and leading complex corporate transactions, including acquisitions and divestitures, debt financing, restructuring, and liquidity management. He is adept at stepping into challenging environments to stabilize operations, restore confidence, and accelerate performance improvements. He has provided chief financial officer and consultant services to companies since 2018 and acted as interim chief financial officer to a variety of companies since 2022, serving in such capacity for Cerence, Redbox Entertainment, Blue Apron and Cytodyn. He holds a Bachelor of Arts, Accounting & Economics from Queens College.

There are no family relationships between Mr. Cohen and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company's last fiscal year, the Company has not engaged in any transaction in which Mr. Cohen has had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

On December 18, 2025, the Company issued a press release announcing its receipt of the Partial Compliance Letter confirming compliance with the Minimum Bid Price Rule and the appointment of Mitchell Cohen as Interim Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to statements relating to the Company’s ability to maintain compliance with the Nasdaq continued listing standards, as well as words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based upon the Company’s current assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the Company’s ability to maintain compliance with Nasdaq continued listing standards. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained herein speak only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

99.1	Press release dated December 18, 2025
104	Cover Page Interactive Data File (formatting in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM NETWORKS CORPORATION

Date:	December 18, 2025	By:	/s/ Sally Rau
		Name: Title:	Sally Rau Chief Legal Officer